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                                     BY-LAWS

                                       OF

                          FREEDOM TEXTILE CHEMICALS CO.


                                    ARTICLE I
                                     OFFICES

            Section 1. Registered Office.--The registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this Corporation in charge thereof.

            Section 2. Other Offices.--The Corporation may have other offices, either within or outside the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

            Section 1. Place of Meetings.--All meetings of stockholders shall be held at the principle office of the Corporation or at such other place as shall be fixed by the Board of Directors or by vote of the stockholders.

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            Section 2. Annual Meetings.--The annual meeting of stockholders for the election of directors and the transaction of other business shall be held once per calendar year on the second Tuesday of May of such year at 10:00 a.m. local time or on such other day and at such other time as shall be fixed by the Board of Directors or by vote of the stockholders.

            At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other business as may properly be brought before the meeting.

            Section 3. Voting.--Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law (the "DGCL").


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            Section 4. Quorum; Adjournment.--Except as otherwise required by the
Certificate of Incorporation, these By-laws or the DGCL, the presence, in person or represented by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present or represented at any meeting, the stockholders present may, by majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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            Section 5. Special Meetings.--Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board, if any, the President, any Vice President, the Secretary or any Assistant Secretary or at the request in writing of stockholders owning a majority in interest of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

            Section 6. Notice of Meetings.--Written Notice of any meeting of the stockholders, stating the place, date and hour of the meeting, and in the case of a duly called special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or any Assistant Secretary by written, telegraphic, or by any other means of communication to each stockholder entitled to vote at his address as it appears on the records of the Corporation not less than ten days nor more than sixty days before the meeting.

            Section 7. Stockholder List.--The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders


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entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 8. Action without Meeting.--Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the Certificate of Incorporation, these By-Laws of the DGCL, the meeting and vote of stockholders may be dispensed with, if, subject to the provisions of the DGCL, a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to autho-


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rize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            Section 9. Organization.--Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the President, any Vice President, or in their absence, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or represented by proxy. The Secretary, an Assistant Secretary, or, in their absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

                                   ARTICLE III
                                    DIRECTORS

            Section 1. Number and Term.--The number of directors which shall constitute the whole board shall be one or more, with the specific number thereof to be determined from time to time by the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provid-


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ed in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

            Section 2. Resignations.--Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

            Section 3. Vacancies.--Unless otherwise provided in the Certificate of Incorporation or these ByLaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-Laws to elect one or more directors.


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            Section 4. Removal.--Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at an election of directors.

            Section 5. Powers.--The Board of Directors shall exercise all of the powers of the Corporation except such as are conferred upon or reserved to the stockholders by the Certificate of Incorporation, these By-Laws or otherwise by law.

            Section 6. Committees.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by law and to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. The Board shall have


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power at any time to fill vacancies in, change the membership of, designate one or more directors as alternate members of, or discharge any such committee.

            Section 7. Meetings.--An annual organizational meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders or at such other time and place as may be fixed by consent in writing of all the directors.

            Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board.

            Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, the Secretary or the greater of one director or one-third of the entire Board on at least two days' notice to each director and shall be held at such place or places as may be agreed upon by the directors, or as shall be stated in the notice of the meeting.

            Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting


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can hear each other, and participation in a meeting pursuant to this procedure shall constitute presence in person at such meeting.

            Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or, in his absence, by the President, or, in their absence, by a chairman chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but, in their absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

            Section 8. Action Without Meeting.--Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or committee.

            Section 9. Quorum.--At all meetings of the Board of Directors or of any committee thereof, one-third of the entire Board or committee shall constitute a quorum for the transaction of business. However, whenever the Board or the stockholders shall determine that there be two or less members of the Board or committee,


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then, and only then, one director shall constitute a quorum.

            Except as otherwise provided by the Certificate of Incorporation, these By-Laws or the DGCL, the act of a majority of the directors at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall have been obtained.

            Section 10. Compensation.--Directors shall not receive any stated salary for their services as directors or as members of committees, but, by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from servicing the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.


                                   ARTICLE IV
                                    OFFICERS

            Section 1. Officers.--The officers of the Corporation shall be a President, one or more Vice Pre-


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sidents, a Treasurer, and a Secretary, and such Assistance Treasurers and
Assistant Secretaries as the Board of Directors may deem proper. In addition, the Board may elect a Chairman of the Board. All of such officers shall be elected by the Board. None of the officers, except the Chairman of the Board, if any, need be directors. The officers shall be elected at the first meeting of the Board after each annual meeting of stockholders, and each officer elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the President shall not also be the Secretary.

            Section 2. Other Officers and Agents.--The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

            Section 3. Chairman.--The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board.


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            Section 4. President.--The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management and execution usually vested in the office of President of a corporation. He shall preside, in the absence or non-election of the Chairman of the Board, at all meetings of the stockholders and of the Board of Directors, shall have general supervision, direction and control of the business of the Corporation and shall perform such other duties as from time to time may be specified by the Board.

            Section 5. Treasurer.--The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall have such powers and perform such duties as are incident to the office of Treasurer, or as may from time to time be specified by the Board of Directors. The Treasurer shall be subject to the control of the Board and to the powers of the President.

            Section 6. Secretary.--The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall have the care and custody of the seal and the minute books of the Corporation and shall have such powers and perform such duties as are incident to the office of the Secretary or as may from time to



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time be specified by the Board. The Secretary shall be subject to the control of the Board.

            Section 7. Assistant Officers.--Unless otherwise provided in these By-Laws, the Vice Chairman of the Board, any Vice President, any Assistant Secretary and any Assistant Treasurer, if any, shall, in the order of their respective seniorities, in the absence or disability of the Chairman of the Board, President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the Chairman of the Board, President, Secretary or Treasurer, respectively.

            Section 8. Resignations.--Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the President, the Secretary or the Board of Directors.

            Section 9. Vacancies.--A vacancy in any office arises from any cause may be filled by the Board of Directors.

            Section 10. Removal.--The Board of Directors may remove any officer with or without cause at any time.

            Section 11. Compensation.--The compensation of all the officers of the Corporation elected pursuant to


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Article IV, Section I of these By-laws shall be fixed by the Board of Directors.

                                    ARTICLE V
                                      STOCK

            Section 1. Certificates of Stock.--The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide, by resolution or resolutions, that some or all of any or all classes or series of stock shall be uncertificated.

            Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


            Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the President


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or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or
an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are signed by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.

            Section 2. Lost Certificate.--A new certificate of stock may be issued in the place of any certificate, theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

            Section 3. Transfer of Shares.--The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the


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person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and, not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the Corporation to do so.

            Section 4. Closing of Transfer Books.--The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not more than five days preceding the date of any meeting of stockholders, the date for payment of any dividend or other distribution, the date for the allotment of any rights or the date when any change, conversion or exchange of capital stock shall go into effect or for the purpose of any other lawful action; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty days, and in the case of any meeting of stockholders not less than ten days, preceding


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the day of any meeting of stockholders or the date for the payment of any dividend, the date for the allotment of any rights or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or any such allotment or rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock of the books of the Corporation after any such record date fixed as aforesaid.

            Section 5. Dividends.--Subject to the provisions of the Certificates of Incorporation and the DGCL, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the


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Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE VI
                                  MISCELLANEOUS

            Section 1. Seal.--The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            Section 2. Fiscal Year.--The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

            Section 3. Checks.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers,


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agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

            Section 4. Notice and Waiver of Notice.-Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by the DGCL.

            Whenever any notice whatever is required to be given under the provisions of the Certificate of Incorporation, these By-Laws or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of


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the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need to be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

            Section 5. Voting Other Stocks.--Unless otherwise directed by the Board of Directors, the Chairman of the Board, if any, the President, any Vice President, the Treasurer or the Secretary may vote any shares of stock issued by another corporation and owned by the Corporation at any stockholders' meeting of such other corporation, and the Chairman of the Board, if any, the President, any Vice President, the Treasurer or the Secretary shall have the authority on behalf of the Corporation to execute and deliver a proxy or proxies for any stockholders' meeting or give any stockholders' consent in respect of the shares of stock of such other corporation owned by the Corporation.


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                                   ARTICLE VII
                                 INDEMNIFICATION

            Section 1. Right to Indemnification.--The Corporation shall indemnify its directors and officers to the extent permitted by the DGCL.

                                  ARTICLE VIII
                                   AMENDMENTS

            Section 1. Amendment of By-Laws.--These ByLaws may be altered or repealed and new By-Laws may be made at any annual or special meeting of the stockholders, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such meeting, and by the affirmative vote of a majority of the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Laws to be made, be contained in the notice of such special meeting.


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